UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FIESTA RESTAURANT GROUP, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP

JCP SINGLE-ASSET PARTNERSHIP, LP

JCP INVESTMENT PARTNERS, LP

JCP INVESTMENT HOLDINGS, LLC

JCP INVESTMENT MANAGEMENT, LLC

JAMES C. PAPPAS

BLR PARTNERS LP

BLRPART, LP

BLRGP INC.

FONDREN MANAGEMENT, LP

FMLP INC.

BRADLEY L. RADOFF

BANDERA MASTER FUND L.P.

BANDERA PARTNERS LLC

GREGORY BYLINSKY

JEFFERSON GRAMM

LAKE TRAIL MANAGED INVESTMENTS LLC

LAKE TRAIL CAPITAL LP

LAKE TRAIL CAPITAL GP LLC

THOMAS W. PURCELL, JR.

JOSHUA E. SCHECHTER

JOHN B. MORLOCK

ALAN VITULI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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JCP Investment Management, LLC, together with the other participants named herein (collectively, “JCP”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of JCP’s slate of highly qualified director nominees to the Board of Directors of Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 30, 2017, JCP issued the following press release, which was also posted to www.FixFiesta.com:

JCP RESPONDS TO ISS RECOMMENDATION REGARDING UPCOMING FIESTA RESTAURANT GROUP ANNUAL MEETING

JCP Believes Destruction of Stockholder Value Warrants Accountability in Boardroom – Governance Concerns Remain

JCP Encourages Stockholders to vote the GOLD Proxy to Elect John B. Morlock and James C. Pappas

HOUSTON, TX, May 30, 2017 – JCP Investment Management, LLC, together with its affiliates and the other participants in its solicitation (collectively, “JCP” or “we”), collectively one of the largest stockholders of Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ:FRGI), with aggregate ownership of approximately 9.0% of the Company’s outstanding shares, today responded to Institutional Shareholder Services Inc.’s (“ISS”) recommendation regarding the election of director candidates to Fiesta’s Board of Directors (the “Board’) at the Company’s upcoming Annual Meeting to be held on June 7, 2017.

JCP is pleased that ISS recognized many of the areas of concern that JCP raised in its campaign for change, including the Board’s ineffective oversight and lack of restaurant industry experience that resulted in the destruction of significant value over the past several years. However, JCP believes that ISS failed to recognize that Fiesta’s reactive responses to JCP’s involvement does not make the incumbent directors any less culpable for the destruction of stockholder value that occurred under their watch.

Commenting on the Board’s oversight of the Company during the past several years, ISS noted:

  “It appears that while the company was highly successful during the first three years after its spinoff, the board became complacent and signed off on strategic choices that damaged performance and largely reversed the gains the company enjoyed from the spinoff to 2015 Q1.”1
  “This subpar oversight may have been due to the board's relative lack of direct restaurant experience at that time. The board also appears to have not properly planned for executive succession.”

ISS also recognized Fiesta’s declining performance and was critical of its failed expansion efforts, stating:

  “By 2016 1Q, same-store sales in both concepts had become noticeably weaker, with adjusted EBITDA margins falling. In the four quarters reported since then, same-store sales and margin trends have continued to deteriorate, with no sign of improvement.”
  “Same-store sales have been weak at both Pollo Tropical and Taco Cabana, despite their different geographies. The evidence suggests that the company expanded too quickly into new territories, without having properly researched that expansion. It also appears that the expansion efforts reduced management focus on daily execution at existing stores, contributing to the sales decline in each chain.”

1 Permission to quote from the ISS report was neither sought nor obtained. Emphases have been added by JCP.

ISS also noted that the Board took action “in line with what the dissident advocated: keeping Taco Cabana within the company, reversing Pollo Tropical's expansion in Texas, and adding board members with restaurant operations experience.” In addition, ISS stated that “…while the board's reaction may have been a few quarters late, it has taken vigorous corrective actions,” but also commented that:

  “Perhaps the company's solutions would be even more compelling, signaling more accountability and greater recognition of the board's role in the company's performance, had the board paired the addition of its newest directors with the retirement of existing directors. That did not happen, and in fact, the company's intransigence about replacing existing directors was a major hurdle to settling with the dissident.”

ISS also recognized the value of JCP’s highly qualified nominees, John B. Morlock and James C. Pappas, commenting that:

  “Both dissident nominees appear to have significant strengths which could have helped the company two years ago, prior to embarking on its ill-fated Pollo Tropical expansion.”
  “Morlock brings substantial experience operating restaurants, which had been lacking on the board until recently. His background looks especially strong in growing the number of stores, which he did successfully with several different companies. Had he been on the board two or three years ago, perhaps the company's expansion plans would have taken a more successful turn.”
  “Dissident nominee Pappas has a significant, direct financial interest…Had Pappas been on the board earlier, perhaps the company would have examined more closely the financial returns of expansion and proceeded more cautiously, putting less capital at risk in case of failure; greater shareholder oversight might also have prompted the company to institute a more robust succession plan.”

JCP strongly believes that Fiesta stockholders deserve to be represented by directors who will consistently and proactively take action in their best interests…not directors who need to be publicly pressured to do so.

FIESTA STOCKHOLDERS – VOTE TO RESTORE ACCOUNTABILITY AND THE VALUE OF YOUR INVESTMENT BY VOTING THE GOLD PROXY CARD TODAY

The time for accountability is now. We urge stockholders to send a clear message to the Board that Fiesta’s continued underperformance and pattern of entrenchment will not be tolerated by voting the GOLD proxy to elect our highly qualified candidates John B. Morlock and James C. Pappas.

VOTE THE GOLD PROXY CARD TO ELECT JOHN B. MORLOCK AND JAMES C. PAPPAS TODAY

If you have any questions, or require assistance with your vote, please contact InvestorCom, toll-free at (877) 972-0090, call direct at (203) 972-9300

About JCP Investment Management:

JCP Investment Management, LLC is an investment firm headquartered in Houston, TX that engages in value-based investing across the capital structure. JCP follows an opportunistic approach to investing across different equity, credit and distressed securities largely in North America.

Investor Contacts:

James C. Pappas

JCP Investment Management, LLC

(713) 333-5540

John Glenn Grau

InvestorCom

(203) 972-9300

Media Contact:

Gotham Communications

Bill Douglass, (646) 504-0890

bill@gothamcomm.com